Exhibit 10.4
CONSENT AND THIRD LOAN MODIFICATION AGREEMENT
     This Consent and Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 1, 2010, by and among SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), TRUSTWAVE HOLDINGS, INC., a Delaware corporation (“Holdings”), TRUSTWAVE INTERMEDIATE, INC., a Delaware corporation (“Intermediate”), and TW VERICEPT CORPORATION, a Delaware corporation (formerly known as “TrustWave Acquisition, Inc.,” “Vericept” and individually and collectively, jointly and severally, with Holdings, and Intermediate, “Borrower”).
     Borrower provided evidence of the merger of a co-borrower TW MIRAGE NETWORKS, INC., a Texas corporation and wholly owned subsidiary of Holdings, into Holdings as of December 28, 2009.
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 19, 2009, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of August 19, 2009, between Borrower and Bank, and as amended by that certain First Loan Modification Agreement dated October 19, 2009 between Borrower and Bank and that certain Consent and Second Loan Modification Agreement dated January 6,2010 between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated August 19, 2009, by Vericept in favor of Bank (the “IP Security Agreement and together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. CONSENT TO ACQUISITION. Borrower has notified Bank that Holdings intends to acquire the capital stock of Intellitactics Inc., a Delaware corporation (“Intellitactics”), by means of the merger (the “Merger”) of Intellactics with and into AmbironTrustWave Government Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“AmbironTrustWave”), as more particularly set forth in that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of February __, 2010, by and among Holdings, AmbironTrustWave and Intellitactics, a copy of which is attached hereto as Exhibit A and specifically incorporated by reference herein. In reliance upon the representations of Borrower herein and therein, Bank hereby consents to the consummation of the Merger and waives compliance by Borrower with the terms of Sections 7.3(a), and 7.4 of the Loan Agreement which would otherwise prohibit the Merger, in each case, however, subject to each of the following terms and conditions:
A.	The Merger shall be consummated on or before _______, 2010 (the “Closing”) upon terms substantially similar to those contained in the Merger Agreement and without any material amendment or modification thereto (it being agreed that any amendment or modification to the Merger which may be adverse to the interests of Bank shall be deemed to be material). Upon the Closing of the Merger, AmbironTrustWave shall be the surviving corporation and a wholly-owned subsidiary of Holdings.

B.	No Event of Default shall have occurred prior to the Closing of the Merger and no Event of Default shall exist immediately prior to, and after giving effect to, the Closing of the Merger.

C.	The aggregate consideration paid by Holdings in the Merger shall not exceed the Merger Consideration, as currently defined in the Merger Agreement.

D.	The assets of Intellitactics acquired by means of the Merger shall be free and clear of any and all Liens (other than Liens that will be released simultaneously with the Closing of the Merger).

E.	Borrower shall deliver to Bank true and complete copies of all documents, instruments and agreements executed and/or delivered in connection with the Merger promptly after the Closing of the Merger.

F.	On or before March 31, 2010, Borrower shall deliver to Bank, (a) an updated Perfection Certificate reflecting the acquisition of Intellitactics by means of the Merger, (b) any documents required by Bank in order for Bank to obtain a first priority security interest in all of the assets of AmbironTrustWave, including, without limitation, a Joinder Agreement whereby AmbironTrustWave shall become a “Borrower” under the Loan and Security Agreement and an Intellectual Property Security Agreement, if applicable, (c) any documents required by Bank in order for Bank to be capable of exercising its rights as a secured lender in respect of the assets of AmbironTrustWave (including landlord and/or bailee waivers and deposit account control agreements, if any) and (d) evidence that the assets of AmbironTrustWave are insured in accordance with the requirements of the Loan Agreement.
4. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following definition of “Revolving Line” appearing in Section 13.1 of the Loan Agreement, in its entirety:
     “Revolving Line” is an Advance or Advances in aggregate amount of up to Ten Million Dollars ($10,000,000) outstanding at any time; provided, however, that on and from the Effective Date to and including the date on which Bank has received, in form and substance satisfactory to Bank in its sole discretion, field exams for each of the Borrowers and Borrower’s audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion for Borrower’s fiscal year ended December 31, 2007, “Revolving Line” shall mean an Advance or Advances in aggregate amount of up to Five Million Dollars ($5,000,000) outstanding at any time.
and inserting in lieu thereof the following:
     “Revolving Line” is an Advance or Advances in aggregate amount of up to Ten Million Dollars ($10,000,000) outstanding at any time.
5. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

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6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Vericept hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement, and shall remain in full force and effect.
7. RATIFICATION OF PERFECTION CERTIFICATES. Holdings hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 19, 2009, by Holdings and delivered to Bank (the “Holdings Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Holdings provided to Bank in the Holdings Perfection Certificate have not changed, as of the date hereof. Intermediate hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 19, 2009, by Intermediate and delivered to Bank (the “Intermediate Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Intermediate provided to Bank in the Intermediate Perfection Certificate have not changed, as of the date hereof. Vericept hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 19, 2009, by Vericept and delivered to Bank (the “Intermediate Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Intermediate provided to Bank in the Intermediate Perfection Certificate have not changed, as of the date hereof.
8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
12. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.
13. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Loan Modification Agreement is executed as a sealed instrument as of the date first written above.

BORROWER:		BANK:

TRUSTWAVE HOLDINGS, INC.		SILICON VALLEY BANK

By:	/s/ Robert J. McCullen	By:

Name:	Robert J. McCullen	Name:

Title:	Chief Executive Officer	Title:

TRUSTWAVE INTERMEDIATE, INC.

By:	/s/ Robert J. McCullen

Name:	Robert J. McCullen

Title:	Chief Executive Officer

TW VERICEPT CORPORATION

By:	/s/ Robert J. McCullen

Name:	Robert J. McCullen

Title:	Chief Executive Officer

     The undersigned, TRUSTWAVE LIMITED, a company registered in England & Wales, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Deed of Guarantee in favor of Bank dated September 25, 2008 (the “Guarantee”) and acknowledges, confirms and agrees that the Guarantee shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.
TRUSTWAVE LIMITED

By:	/s/ Robert J. McCullen

Name:	Robert J. McCullen

Title:	Chief Executive Officer and President
     The undersigned, TRUSTWAVE HOLDINGS LIMITED, a company registered in England & Wales, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Deed of Guarantee in favor of Bank dated November 27, 2007 (the “Guarantee”) and acknowledges, confirms and agrees that the Guarantee shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.
TRUSTWAVE HOLDINGS LIMITED

By:	/s/ Robert J. McCullen

Name:	Robert J. McCullen

Title:	Chief Executive Officer and President

EXHIBIT A
See attached copy of the Plan of Merger and Reorganization